LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is dated effective as of October 20, 2004 by and between Ener1, Inc. hereinafter called “LICENSEE”, a corporation of the State of Florida,

AND

EnerDel, Inc. hereinafter called “LICENSOR”, a company of the State of Delaware.

        WHEREAS, LICENSOR is acquiring certain assets of LICENSEE related exclusively to the LICENSOR’S lithium battery business (the “Business”) pursuant to a Formation, Subscription and Stockholder’s Agreement dated of even date herewith (the “Formation Agreement”) of which this Agreement is Exhibit 4.4.B(iii), which assets include the intellectual property assets referred to in Clause 1.A and 1.B of Exhibit 2.1 of the Formation Agreement, including but not limited to the patents and patent applications listed therein and related know-how (collectively, the “Licensed Intellectual Property”);

        WHEREAS, the above-described intellectual property assets acquired by LICENSOR under the Formation Agreement may have application outside the field of lithium batteries;

        WHEREAS, LICENSEE desires a license to the Licensed Intellectual Property for use outside the field of lithium batteries and LICENSOR is willing to grant such a license;

        NOW, THEREFORE, LICENSOR and LICENSEE agree as follows:

General Definitions:

        Section 1-A. All defined terms as used in the Formation Agreement shall have the same definition in this Agreement, unless otherwise specifically defined herein.

        Section l-B. The term “Licensed Products” as used herein, means all products other than lithium batteries and components thereof, either directly covered by the Licensed Intellectual Property or the manufacture of which is covered by the Licensed Intellectual Property.

        Section 1-C. The term “Licensed Patent” means any or all of the U.S. and Ukrainian patents and patent applications set forth in Exhibit A, as well as any divisionals, continuations, continuations-in-part, reissues, reexamination certificates, and other extensions thereof, and also all foreign corresponding patent applications and patents.

Licenses Granted:

        Section 2-A. LICENSOR grants to LICENSEE a paid-up, royalty-free, perpetual worldwide license under the Licensed Intellectual Property, including the right to sublicense, solely to use the Licensed Intellectual Property in the development of Licensed Products, to manufacture or have manufactured Licensed Products and parts therefor, and to sell or use such Licensed Products and parts therefor. The license granted under this Section 2-A shall be exclusive to LICENSEE except for cases where LICENSOR is obligated to provide license rights to sublicensees under the July 25, 2003 License and Royalty Agreement between Ener1, Inc., Ener1 Battery Company, and Itochu Corporation (the “License and Royalty Agreement”), which agreement is being assigned to LICENSEE under separate agreement of even date herewith.

        Section 2-B. The license rights granted herein shall not include any use of the Licensed Intellectual Property for lithium batteries.

        Section 2-C. This Agreement is subject to all applicable laws and regulations of the U.S. Government. Each party shall be responsible for obtaining any necessary import licenses, export licenses or other governmental authorizations required in connection with any disclosure by it under this Agreement, including disclosures to foreign nationals located within a facility of a party hereto, as the case may be. Furnishing of information shall be subject to prior receipt of all necessary governmental approvals.

        Section 2-D. No license, either express or implied, is granted by LICENSOR to LICENSEE hereunder with respect to any patent or information except as specifically stated above.

Patent Provisions:

        Section 3-A. LICENSOR shall at all times have the sole right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce the Licensed Patents, including the filing and prosecution of patent litigation; and LICENSOR shall have the right to include LICENSEE as a party in such litigation where necessary for the conduct thereof. If LICENSOR and LICENSEE desire and agree to joint participation in any infringement suit or other enforcement action with respect to any of the Licensed Patents, the respective responsibilities of the parties, and their contributions to the costs and participation in any recoveries, will be agreed upon in writing prior to undertaking such joint enforcement action.

        Section 3-B. LICENSOR does not make any representation to LICENSEE regarding the scope or enforceability of the Licensed Patents, and does not warrant that any Licensed Products or parts therefor manufactured or sold under this Agreement will not infringe patents of others.

Enforcement and Litigation:

        Section 4-A. LICENSEE will at all times have the right in the first instance to take whatever steps it deems necessary or desirable at its own expense to enforce its rights with respect to the Licensed Intellectual Property solely within the scope of the license granted under Section 2-A, including, without limitation, the filing and prosecution of litigation. LICENSOR shall provide, at LICENSEE’s request and expense, reasonable cooperation to LICENSEE in the execution of any documents or other similar assistance required for LICENSEE to take such steps, including joining LICENSEE as a party in any litigation where reasonably necessary for the conduct thereof. LICENSEE shall be entitled to any recovery obtained through enforcement action taken under this Section 4-A.

        Section 4-B. If LICENSEE is made aware of any infringement of the Licensed Intellectual Property that is occurring or has occurred solely within the scope of the license granted under Section 2-A, and decides not to take any action to enforce its rights pursuant to Section 4-A, it shall so notify LICENSOR of such decision, whereupon LICENSOR shall then have the right, but not the obligation, to take whatever steps it deems necessary or desirable at its own expense to enforce its rights with respect to the Licensed Intellectual Property; and in such event LICENSEE shall provide, at LICENSOR’s request and expense, reasonable cooperation to LICENSOR in the execution of any documents or other similar assistance required for LICENSOR to take such steps, including joining LICENSOR as a party in any litigation where reasonably necessary for the conduct thereof. LICENSOR shall be entitled to any recovery obtained through enforcement action taken under this Section 4-B.

        Section 4-C. For any infringement of the Licensed Intellectual Property that is occurring or has occurred outside the scope of the license granted under Section 2-A, LICENSOR shall at all times have the right to take whatever steps it deems necessary or desirable to protect or enforce the Licensed Intellectual Property anywhere in the world, including the filing and prosecution of litigation. LICENSEE shall provide, at LICENSOR’s request and expense, reasonable cooperation to LICENSOR in the execution of any documents or other similar assistance required for LICENSOR to take such steps, including joining LICENSOR as a party in any litigation where reasonably necessary for the conduct thereof. LICENSOR shall be entitled to any recovery obtained through enforcement action taken under this Section 4-C.

Duration and Assignment:

        Section 5-A. This Agreement shall be effective upon the Effective Date of the Formation Agreement and will continue in force until the latest expiration date of the patents that are part of the Licensed Intellectual Property.

        Section 5-B. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Miscellaneous Provisions:

        Section 6-A. Failure of either party to insist upon the strict performance of any provisions hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by either party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of either party shall be cumulative.

        Section 6-B. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given when mailed postpaid first class registered air mail and addressed to the party for whom it is intended at its record address, and such notice shall be effective as of the date it is deposited in the mail. The record address of LICENSOR for this purpose is:

          EnerDel, Inc.
          500 West Cypress Creek Road
          Suite 100
          Fort Lauderdale, Florida 33309

and the record address of LICENSEE is

          Ener1, Inc.
          500 West Cypress Creek Road
          Suite 100
          Fort Lauderdale, Florida 33309

        Section 6-C. LICENSEE shall, at its own expense, take whatever steps are required to satisfy the laws and requirements of any countries with respect to declaring, recording, and otherwise rendering this Agreement valid.

        Section 6-D. If any provision or provisions of this Agreement in any way contravene a law of any state or country in which this Agreement is effective, the remaining provisions of this Agreement shall not be affected thereby and this Agreement shall be modified to conform with such law. Notwithstanding the foregoing, in the event of any such contravention LICENSOR may at its option terminate this Agreement forthwith by giving to LICENSEE written notice of termination.

        Section 6-E. This Agreement contains all of the terms and conditions agreed upon by the parties hereto regarding the specific subject matter hereof; and this Agreement may be modified only by an instrument in writing executed on behalf of the parties by their respective duly authorized officers.

        Section 6-F. Any dispute, controversy or claim (hereinafter “Dispute”) between the Investors of any kind or nature whatsoever based on or arising from a claimed breach of this Agreement by either Investor, and whether arising in contract, tort or otherwise, shall be resolved according to the following procedure. If such a Dispute is not resolved by good faith negotiations between the Investors, then such Dispute, upon thirty (30) days’ prior notice from one Investor to the other of its intent to arbitrate (an “Arbitration Notice”), shall be submitted to and settled by arbitration; provided, however, that nothing contained herein shall preclude any Investor hereto from seeking or obtaining: (i) injunctive relief; or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of disputes hereunder. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association existing at the time of submission by one arbitrator. The Investors shall attempt to agree upon an arbitrator. If one cannot be agreed upon, the Investor which did not give the Arbitration Notice may request the Chief Judge of the United States District Court for the [Eastern District of Michigan] to appoint an arbitrator. If he or she will not, the arbitrator shall be appointed by the American Arbitration Association. If an arbitrator so selected becomes unable to serve, his or her successor shall be similarly selected or appointed. All arbitration hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Investor may at its expense make a stenographic record thereof. The arbitrator shall apportion all costs and expenses of arbitration (including the arbitrator’s fees and expenses, the fees and expenses of experts, and the fees and expenses of counsel of the Investors), between the prevailing and non-prevailing Investor as the arbitrator deems fair and reasonable. Any arbitration award shall be binding and enforceable against the Investors hereto and judgment may be entered thereon in any court of competent jurisdiction. The arbitration will take place at Fort Lauderdale, Florida.

        Section 6-G. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

        The parties hereto have caused this Agreement to be executed, in triplicate, by their respective duly authorized officers on the dates and at the places indicated below.

LICENSOR: EnerDel, Inc. By: ____________________________ Kevin P. Fitzgerald Title: Chief Executive Officer Date:____________________________	LICENSEE: Ener1, Inc. By: ____________________________ Ronald N. Stewart Title: Executive Vice President Date:____________________________

EXHIBIT A

SOLID POLYMER ELECTROLYTE LITHIUM BATTERY U.S. Patent Application No. 10/038,556, claiming priority on U.S. Provisional Application No. 60/310,908

NONAQUEOUS ELECTROLYTES BASED ON ORGANOSILICON AMMONIUM DERIVATES FOR HIGH-ENERGY POWER SOURCES U.S. Patent Application No. 10/126,340

SALTS OF ALKALI METALS OF N, N' DISUBSTITUTED AMIDES OF ALKANE SULFINIC ACID AND NONAQUEOUS ELECTROLYTES ON THEIR BASIS U.S. Patent Application No. 10/122,788

CATHODE MATERIAL FOR LITHIUM BATTERY AND METHOD OF PRODUCTION THEREOF U.S. Patent Application No. 10/158,361

TITLE	PATENT FILING DATA	PCT FILING DATA
Measurement Method of an Ionic	Patent Application No. 2001128503	PCT patent application
Conductivity of Solid Electrolytes	Filed 12/11/01	No. PCT/UA02/00043
	Patent No. 45293A	Filed 09/ 05/02
Issued 03/15/02
Secondary Lithium Chemical Power Source	Patent Application No. 2001128504
with Non-aqueous Electrolyte	Filed 12/11/01	Not filed
Patent No. 45294A
Issued 03/15/02
Method of Eddy-current Control of Powder	Patent Application No. 2002129690	PCT patent application
Materials	Filed 12/04/02	No. PCT/UA03/00022
	Patent No. 54354A	Filed 06/27/03
Issued 02/17/03
Method of Production of Active Cathode	Patent Application No. 2003077001
Material for Lithium Secondary Power	Filed 07/25/03	Not filed
Sources	Patent No. 60953A
Issued 10/15/03
Carbon Material for Electrodes of	Patent Application No. 2003077002	PCT patent application
Lithium-Ion Power Sources and Method of	Filed 07/25/03	No. PCT/UA04/000049
Production Thereof	Approved 05/14/04	Filed 07/19/04
Method of Production of Active Cathode	Patent Application No. 2003077003	PCT patent application
Material for Lithium Secondary Power	Filed 07/25/03	No. PCT/UA04/000048
Sources	Patent No. 67134	Filed 07/19/04
Issued 12/26/03
Method of Lithium Batteries Production	Patent Application No. 2003077004	PCT patent application
	Filed 07/25/03	No. PCT/UA04/000050
	Patent No. 67135	Filed 07/19/04
Issued 06/15/04
Method of Non-Contact Measuring	Patent Application No. 2003007005	PCT patent application
Electrical Conductivity of Electrolytes	Filed 07/25/03	No. PCT/UA04/000051
with Using Primary Measuring Transformer	Patent No. 60954A	Filed 07/19/04
Issued 10/15/03
Method of Non-Contact Measuring	Patent Application No. 2003077006	PCT patent application
Electrical Conductivity of Polymer	Filed 07/25/03	No. PCT/UA04/000052
Electrolyte Thin Films with Using	Patent No. 60955A	Filed 07/19/04
Combined Sensor	Issued 10/15/03
Method of Non-Destructive Control of	Patent Application No. 2003077007	PCT patent application
Hermiticity Based on Gas-Discharge	Filed 07/25/03	No. PCT/UA04/000053
Visualization	Patent No. 64623	Filed 07/19/04
Issued 02/16/04
Solid Inorganic Glassy Electrolyte and	Patent Application No. 2003077008	PCT patent application
Method of Production Thereof	Filed 07/25/03	No. PCT/UA04/000054
	Patent No. 67973	Filed 07/19/04
Issued 07/15/04
Method and Device for Rapid Charging	Patent Application No. 20031110308	PCT patent application
Secondary Power Sources	Filed 11/14/03	No. PCT/UA04/000056
	Patent No.67618	Filed 07/19/04
Issued 06/15/04
Manganese Oxide for Lithium Battery	Patent Application No. 20031212437	PCT patent application
Cathode	Filed 12/25/03	No. PCT/UA04/000057
Filed 07/19/04
Method of Lithium Batteries Production	Patent Application No. 20031213443
	Filed 12/31/03	Not filed
Approved 06/24/04